Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kinsale Capital Group, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and related schedules incorporated herein by reference.

/s/ KPMG LLP

Richmond, Virginia
July 27, 2016